                                LOAN AGREEMENT

          LOAN AGREEMENT, dated as of January 1, 2001 between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation, (the "Borrower" or "NATK"), and DOUGLAS C. WILLIAMSON, with an address c/o Bank of America Capital Investors, 901 Main Street, 66th Floor, Dallas, Texas 75202-3714 (the "Lender").

                              W I T N E S S E T H:

          WHEREAS, the Borrower has requested that the Lender make the Loan (as hereinafter defined) and the Lender has agreed to make the Loan on and subject to the terms and conditions hereof;

          NOW, THEREFORE, each of the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

                               A G R E E M E N T:

1.  GENERAL DEFINITIONS

          1.1.  Definitions.   When used herein, the following terms shall have
the following meanings:

          Agreement shall mean this Loan Agreement as the same may be amended, extended, supplemented, modified, restated or replaced from time to time.

          Borrower shall mean North American Technologies Group, Inc., a Delaware corporation.

          Business Day shall mean a day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Texas. Unless specifically denoted "Business Days" herein, references to "days" shall mean calendar days.

          Closing Date shall mean the date of initial issuance of a Note. The closing shall take place on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation at such time or at such other place as the parties agree.

          Common Stock shall mean common stock, par value $0.001 per share, of North American Technologies Group, Inc., a Delaware corporation.

          Default Rate shall mean the rate or rates determined from time to time pursuant to Section 4.2.

          Equity Securities shall mean any equity securities of Borrower (including preferred and common stock), any rights, options or warrants to acquire such securities, and any debt instrument convertible or exercisable into such securities.

          Event of Default shall mean any of the Events of Default described in
Section 7.1.

          Financials shall mean the audited financial statements of the Borrower for the fiscal years ended December 31, 1998 and 1999, and the unaudited financial statements of the Borrower for the quarter ended September 30, 2000.

          GAAP shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur) both as to classification and amounts.

          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          Lender shall mean each holder, from time to time, of a Note or Notes, including successors and assigns.

          Lien shall mean any mortgage, pledge, security interest, encumbrance, lien, charge, or claim upon property of any kind, whether or not voluntarily given (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, and the recording of or agreement to provide any instrument for recording under the recording or other laws of any state or other jurisdiction).

          Loan shall mean the loan made pursuant to Section 2.1.

          Loan Documents shall mean all agreements, instruments and documents whether heretofore, now or hereafter executed by or on behalf of the Borrower with respect to or in connection with this Agreement including, without limitation, the Notes.

          Maturity Date shall mean January 1, 2002.

          Note shall mean a Note or Notes made by the Borrower to the Lender pursuant to Section 2.1 in the form of Exhibit "A".

          Original Issue Date shall mean the date on which the first Note was issued.

          Uniform Commercial Code shall mean the Uniform Commercial Code of the State of Texas or any other applicable jurisdiction, as amended from time to time.

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

          1.2. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Lender shall be deemed to include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). Whenever the Lender are granted the right herein to act in their sole discretion or to grant or withhold consent, such right shall be exercised in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          1.3. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

2. LOAN

          2.1.  The Loan.

          (a) Subject to the terms and conditions hereof, the Lender hereby agrees to make a loan (the "Loan") to the Borrower in the aggregate principal amount advanced by the Lender of $150,000.

          2.2.  Repayment of Loan; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay to the Lender the full outstanding principal amount of the Loan, together with all unpaid interest thereon and all other outstanding unpaid amounts owing to Lender under or in connection with the Loan Documents, on the Maturity Date (or on such earlier date that the Loan becomes due and payable pursuant to Section 7). The Borrower hereby agrees to pay interest on the unpaid principal amount of the Loan and unpaid overdue interest from time to time outstanding, from the issuance of the Note until payment in full thereof at the rates per annum, on the dates, and in the form and manner set forth herein.

          (b) The Loan shall be evidenced by the Note or Notes. The Note or Notes shall (i) be dated the date of the issuance of the first Note, (ii) be payable in full on the Maturity Date (or such earlier date that the Loan becomes due and payable pursuant to Section 7) and (iii) provide for the accrual of interest for the period from the date thereof until paid in full on the unpaid principal amount time to time outstanding at the rates per annum, on the dates, and in the form and manner set forth herein.

          2.3.  Conversion; Prepayments

          (a) Notwithstanding any term to the contrary contained herein, each Lender may elect at any time while any Note remains unpaid to convert all or any portion of the principal of and all accrued but unpaid interest on any Note into shares of Common Stock or other Equity Securities in accordance with Article 4 hereof by providing written notice to the Borrower to such effect at least five
(5) days prior to the date for such payment, which notice shall be irrevocable once given (unless such exercise is conditioned upon the closing of the sale of such Equity Securities).

          (b) All or any portion of the principal of any Note may be prepaid by the Borrower in cash, in whole or in part, at any time on thirty (30) days' prior written notice, which notice shall be irrevocable once given. Following the Lender's receipt of such a notice, and without limiting Section 2.3(a) above, the Lender may, at any time within twenty-five (25) days of its receipt of such a notice, notify the Borrower that it elects to convert all or any portion of the principal amount of and accrued and unpaid interest on the Note as provided in subsection (a) of this Section 2.3, which notice shall be irrevocable once given (unless such exercise is conditioned upon the closing of the sale of such Equity Securities).

          2.4.  Interest Rates.

          (a) The Loan shall bear interest at a rate equal to ten percent (10%) per annum.

          (b) Upon the occurrence of an Event of Default hereunder and until such Event of Default is cured by Borrower or waived by Lender hereunder, the outstanding principal amount of the Loan and all accrued but unpaid interest on such principal and any other amounts payable by the Borrower shall to the fullest extent permitted by law, bear interest at a rate of twelve percent (12%) per annum, in each case from the date of such non-payment until such amount is paid in full (as well as before judgment and during the pendency of any bankruptcy, insolvency or similar proceeding).

          (c) Interest on the outstanding principal amount of the Note shall accrue and shall be payable upon the earlier to occur of (i) prepayment of the Note under Section 2.3(b) hereof, (ii) conversion of the Note under Section 4.1 hereof, except to the extent that any accrued but unpaid interest is converted into shares of Common Stock, and (iii) the Maturity Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

          2.5.  Computation of Interest

          (a) Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

          (b) Notwithstanding any other provisions of any of the Loan Documents, the Borrower shall not be required to make any payments of interest or other amounts hereunder or under any other Loan Document to the extent such payments would cause the rate of interest charged hereunder to exceed the highest rate permitted under applicable law. Any such payments which are received by Lender may, at Lender's option, be applied against payment of principal of the Loan or other obligations payable to Lender hereunder or returned to Borrower.

          2.6. Payments, Etc. All payments (including prepayments) to be made by the Borrower hereunder or under any other Loan Document, whether on account of principal, interest or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Houston local time, on the due date thereof (whether at the stated maturity, on a prepayment date or by acceleration or otherwise) to the Lender to its address shown herein or such other account or place as Lender may from time to time designate, in Dollars. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, interest thereon shall be payable at the then applicable rate during such extension.

3.  CONDITIONS OF LENDING.

          Notwithstanding any other provision of this Agreement or any other Loan Document and without affecting in any manner the rights of the Lender under this Agreement, it is understood and agreed that the Lender shall have no obligation at any time under Article 2 of this Agreement unless and until the following conditions have been and continue to be satisfied, all in form and substance satisfactory to the Lender and its counsel:

          3.1.  The Loan.

               (A) The Lender shall have received, on or prior to a Closing Date, the following documents:

                    (i) this Agreement, duly executed and delivered;

                    (ii) the Note in the form of Exhibit "A", duly executed and delivered;

                    (iii) a certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Borrower, certifying as to (a) the Borrower's organizational documents including its articles or certificate of incorporation and bylaws and good standing of the Borrower in each state in which it is organized or qualified to do business, (b) certified copies of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the other Loan Documents by specified officers of the Borrower, and (c) the names of the Borrower's officers, the offices that each holds and the authenticity of their signatures; and

                    (iv) such other documents and certificates as to the
               transactions contemplated by this Agreement and the other Loan Documents as the Lender may reasonably request.

               (B) The representations and warranties of the Borrower contained in Article 5 hereof shall be true on and as of each Closing Date; the Borrower shall have complied with all covenants and conditions hereof; there shall exist on the Closing Date no Event of Default; and the Borrower shall have delivered to the Lender a certificate of its Chief Executive Officer, President and Chief Financial Officer dated the Closing Date, to each such effect.

               (C) All legal details and proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Lender and its counsel, and the Lender and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or its counsel may reasonably request.

4.  CONVERSION PRIVILEGE.

          4.1.  Right To Convert:

          (a) Common Stock. Subject to the provisions for adjustment hereinafter set forth, the principal of and all accrued but unpaid interest on any Note shall, at the option of any Lender, at any time, be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock at a rate (the "Conversion Rate") equal to $1.25 per share (subject to adjustment as provided in Section 4.1(d)).

          (b) Equity Securities or Common Stock Issued in Transaction with a Strategic Investor. In the event the Borrower shall (i) issue any Equity Securities after the date hereof (other than upon exercise or conversion of any Equity Securities of the Borrower outstanding on the date hereof) or (ii) enter into a transaction with a strategic partner in which the Borrower issues Common Stock at a per share price below the then-current Conversion Rate, then, in addition to the Lender's right to convert to Common Stock, the Lender shall have the right (y) in the case of the issuance by the Borrower of Equity Securities, to convert the principal of and all accrued but unpaid interest on any Note into shares of such Equity Securities on the basis of one dollar of converted principal and/or interest on a Note for each dollar of the initial purchase price for such Equity Securities, and (z) in the case of a transaction with a strategic partner, to convert the principal of and all accrued and unpaid interest on any Note to Common Stock at the same price as the stock issued to the strategic partner.

          (c) Notice of Certain Transactions. Borrower shall provide notice to Lender of any issuance of Equity Securities, specifying all of the terms and conditions of such securities and offering in order to permit Lender to determine whether Lender will convert its Note and accrued interest into such Equity Securities, and contemporaneously with any notice delivered under Section 2.3(b).

          (d) Reservation of Stock Issuable Upon Conversion. The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Notes, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (e) Adjustments. In case the Borrower shall, at any time while a Note is outstanding (i) pay a stock dividend in shares of Common Stock, (ii) make a distribution on shares of its capital stock in shares of Common Stock or other capital stock, (iii) issue rights or warrants to holders of Common Stock entitling them to subscribe for or purchase any shares of capital stock, including Common Stock, (iv) distribute to holders of Common Stock any assets or evidence of indebtedness, (v) declare and/or pay cash dividends on Common Stock,
(vi) reclassify or reorganize the Common Stock or other shares of capital stock,
(vii) merge, consolidate, sell substantially all its assets or participate in a share exchange, or (viii) convert Borrower into any other type of entity, then an appropriate adjustment to the terms of conversion shall be made so as to preserve for Lender all of the economic and other values attributable to Lender's rights to convert a Note.

5.  REPRESENTATIONS AND WARRANTIES.

          5.1. General Representations and Warranties. The Borrower represents and warrants to the Lender that:

               (A) Organization, Qualification and Capitalization; Subsidiaries. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts and contemplates conducting. The Borrower's authorized capital stock consists of (i) 50,000,000 shares of common stock, par value $0.001 per share, of which 13,735,352 shares would be issued and outstanding on a fully diluted basis assuming the exercise of all outstanding warrants or securities convertible into Common Stock and options exercisable or to purchase Common Stock; and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 140,265 shares are issued, outstanding and designated as the Borrower's Series F Cumulative Convertible Preferred Stock; Series G Cumulative Convertible Preferred Stock, Subseries I; Series G Cumulative Convertible Preferred Stock, Subseries II; and Series G Convertible Preferred Stock, Subseries III, Series H Convertible Preferred Stock and Series I Convertible Preferred Stock.

               (B) Power and Authority. The Borrower has the corporate power and authority to make and carry out this Agreement and the other Loan Documents, to execute and deliver this Agreement and the other Loan Documents, and to make the borrowings contemplated hereby and to perform its obligations under this Agreement and the other Loan Documents, all such actions have been duly authorized by all necessary corporate proceedings on its part.

               (C) Validity and Binding Effect; Consents. This Agreement and the other Loan Documents have been duly and validly executed and delivered by the Borrower. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrower and any other parties thereto, enforceable in accordance with their respective terms, except to the extent that enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance.

               (D) Financials. The Financials have been prepared in accordance with GAAP applied on a consistent basis and fairly present the assets, liabilities and financial condition and results of operations and cash flows of the Borrower at and as of the dates thereof; there are no material liabilities, direct or indirect, fixed or contingent, of the Borrower which are not reflected in the Financials nor omissions of other facts or circumstances which are or may be material.

               (E) Absence of Certain Developments. Except as disclosed in the Borrower's publicly-filed reports with the Securities and Exchange, including without limitation its Annual Report on Form 10-KSB for the year ended December 31, 1999 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, since the date of the latest Financials, (i) there has been no material adverse change in the financial condition, results of operations or cash flows of Borrower,
          (ii) the Borrower has not incurred any material liabilities or material contingent liabilities, (iii) the Borrower has not declared any dividends or purchased any of its capital stock, (iv) the Borrower has not entered into any material transactions outside the ordinary course of business, (v) the Borrower has not made a loan or sold any assets to any officer, director, employee or shareholder of Borrower, or any agreement or commitment therefor, (vi) the Borrower has not had any material loss, destruction or damage to any property, whether or not insured, (vii) the Borrower has not had any acquisition or disposition of any assets (or any contract or arrangement therefore), or any other transaction otherwise than for fair value in the ordinary course of business, and (viii) the Borrower has not committed itself to any of (i) through (vii) above.

               (F) The Borrower has reserved from its authorized but unissued capital stock a sufficient number of shares of Common Stock issuable upon the

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          conversion of the principal of and interest on the Loan (assuming interest will accrue at 10% per annum to the Maturity Date).

               (G) When issued upon the conversion of the principal of and interest on any Note, the Common Stock issued will be duly issued, fully paid and nonassessable.

6.  COVENANTS AND CONTINUING AGREEMENTS.

          6.1. Affirmative Covenants. From the date hereof and thereafter until the termination of the Loan and until the principal of and all interest on the Notes has been paid in full, the Borrower covenants and agrees as follows:

               (A) Preservation of Existence, etc. The Borrower shall maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

               (B) Keeping of Records and Books of Account. The Borrower shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable law, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

          7.1. Events of Default. The occurrence or existence of any of the following events, conditions, acts or omissions and failure by the Borrower to cure such an event, condition, act or omission within ten days of the Borrower's receipt of a notice from the Lender with respect thereto or, if such event, condition, act or omission is not susceptible to cure within such period the failure of the Borrower to commence within such period and thereafter diligently pursue a cure of such event, condition, act or omission, shall constitute an "Event of Default" hereunder unless waived by the Lender:

               (A) The Borrower fails to pay any principal of or interest on the Loan when due and payable;

               (B) Any representation, warranty, statement, report, financial statement or certificate made or delivered by the Borrower to the Lender shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

               (C) The Borrower fails to perform, keep or observe any term, provision, condition or covenant contained in this Agreement or in any other Loan Document, which is required to be performed, kept or observed by the Borrower;

               (D) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective interests, rights, remedies, powers or privileges intended to be created thereby;

               (E) An application is made by the Borrower for the appointment of a receiver, trustee or custodian for any of the Borrower's assets; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law shall be filed by the Borrower; or the Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by the Borrower for its dissolution, liquidation or termination; or

               (F) The Borrower ceases to conduct its business as now conducted; or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof; or a petition under any section or chapter of the federal Bankruptcy Code or any similar law is filed against the Borrower or any case or proceeding is filed against the Borrower for its dissolution or liquidation, and such petition, case or proceeding is not dismissed within thirty (30) days after the filing thereof.

          7.2. Acceleration of Liabilities. Upon the occurrence and continuation of an Event of Default mentioned in any of Sections 7.1(A) through 7.1(F), all of the outstanding principal of and accrued and unpaid interest on the Loan may, at the option of the Lender and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          7.3. Remedies. Upon and after an Event of Default, the Lender shall have in addition to all of the rights and remedies contained in this Agreement or in any other Loan Document or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

8.  MISCELLANEOUS

          8.1. Modification of Agreement; Sale of Interest. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Lender holding a majority in principal amount of the Notes then outstanding.

          8.2. No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or any other right, power, remedy or privilege. The rights and remedies of the Lender under this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any provision of, or any breach or default under, this Agreement or any other Loan Document must be in writing and shall be effective only to the extent specifically set forth in such writing.

          8.3. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          8.4. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the Lender.

          8.5. Governing Law; Submission to Jurisdiction. This Agreement has been delivered at Houston, Texas and shall be deemed to have been made at Houston, Texas, and shall be interpreted, and the rights and liabilities of the parties hereto shall for all purposes be governed by and construed and enforced, in accordance with the internal laws of the State of Texas applicable to agreements executed, delivered and performed within such state without giving effect to the principles of conflicts of laws of such state. As part of the consideration for new value this day received, Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Harris, State of Texas, and waives personal service of any and all process upon Borrower, and consents that all such service of process be made by registered mail directed to Borrower at the address stated on the first page hereof (or such other address as may be duly designated by Borrower pursuant to section 8.6 hereof) and service so made shall be deemed to be completed upon actual receipt thereof.

          8.6. Notice. Except as otherwise provided herein, any notice or other written communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) upon deposit in the United States mail, with proper postage prepaid, (ii) by hand delivery, (iii) by overnight express mail courier, or (iv) by telecopier, and addressed to the party to be notified at the address set forth below or to such other address as each party may designate for itself in writing by like notice, provided notices to the Lender shall not be effective until received.

          To the Lender:

               Douglas C. Williamson
               c/o Bank of America Capital Investors
               901 Main Street, 66th Floor
               Dallas, TX  75202-3714
               Telecopier:  (214) 209-0979

          To the Borrower:

               North American Technologies Group, Inc.
               14315 W. Hardy Road
               Houston, TX  77061
               Attention:  Henry Sullivan, President
               Telecopier:  (281) 847-1791


               with a copy to:  Buchanan Ingersoll Professional Corporation
                                Eleven Penn Center
                                1835 Market Street, 14th Floor
                                Philadelphia, PA  19103
                                Attention:  John F. Reilly, Esquire
                                Telecopier:  (215) 665-8760

          8.7. Section Titles. The article and section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          8.8. Prior Understanding. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein or therein, including any prior proposal or commitment letters.

          8.9. Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by the Lender or payment in full of the Loan. All covenants and agreements of the Borrower contained in Articles 7 and 9 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of this Agreement and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, additional compensation or expenses, fees or expenses and indemnification shall survive payment in full of the Loan and termination of this Agreement.

          8.10. Exceptions to Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable law.

          8.11. Holiday Payments. If any payment to be made to the Lender hereunder shall become due on a date not a Business Day, such payment shall be made on the next succeeding Business Day and interest shall accrue on any principal amount of such payment until the date on which such principal amount is paid to the Lender.

          8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been duly signed, sealed and delivered by the undersigned as of the day and year specified at the beginning hereof.


ATTEST:                      BORROWER

                             NORTH AMERICAN TECHNOLOGIES GROUP, INC.


__________________________   By: /s/ Henry W. Sullivan
Title:                           Henry W. Sullivan
                                 President and Chief Executive Officer



                             LENDER

WITNESS:                     DOUGLAS C. WILLIAMSON



___________________________  By: /s/ Douglas C. Williamson
Name:

                               TABLE OF CONTENTS


                                                                               Page
                                                                               ----

 1.     GENERAL DEFINITIONS..................................................     1
        1.1.    DEFINITIONS..................................................     1
        1.2     CONSTRUCTION.................................................     3
        1.3     ACCOUNTING PRINCIPLES........................................     3

 2.     LOAN.................................................................     3
        2.1     THE LOAN.....................................................     3
        2.2.    REPAYMENT OF LOAN; EVIDENCE OF DEBT..........................     3
        2.3.    CONVERSION; PREPAYMENTS......................................     4
        2.4.    INTEREST RATES...............................................     4
        2.5.    COMPUTATION OF INTEREST......................................     4
        2.6.    PAYMENTS, ETC................................................     5

 3.     CONDITIONS OF LENDING................................................     5
        3.1.    THE LOAN.....................................................     5

 4.     CONVERSION PRIVILEGE.................................................     6
        4.1.    RIGHT TO CONVERT.............................................     6

 5.     REPRESENTATIONS AND WARRANTIES.......................................     7
        5.1.    GENERAL REPRESENTATIONS AND WARRANTIES.......................     7

 6.     COVENANTS AND CONTINUING AGREEMENTS..................................     9
        6.1.    AFFIRMATIVE COVENANTS........................................     9

 7.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT....................     9
        7.1.    EVENTS OF DEFAULT............................................     9
        7.2.    ACCELERATION OF LIABILITIES..................................    10

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

        7.3.    REMEDIES.....................................................    10

 8.     MISCELLANEOUS........................................................    10
        8.1.    MODIFICATION OF AGREEMENT; SALE OF INTEREST..................    10
        8.2.    NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED....    11
        8.3.    SEVERABILITY.................................................    11
        8.4.    SUCCESSORS AND ASSIGNS.......................................    11
        8.5.    GOVERNING LAW; SUBMISSION TO JURISDICTION....................    11
        8.6.    NOTICE.......................................................    11
        8.7.    SECTION TITLES...............................................    12
        8.8.    PRIOR UNDERSTANDING..........................................    12
        8.9.    DURATION; SURVIVAL...........................................    12
        8.10.   EXCEPTIONS TO COVENANTS......................................    13
        8.11.   HOLIDAY PAYMENTS.............................................    13
        8.12.   COUNTERPARTS.................................................    13

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